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          FIRST AMENDMENT TO PARTICIPATION, OWNERSHIP AND
          OPERATING AGREEMENT FOR WEST SHORE PROCESSING COMPANY, LLC

          This First Amendment to Participation, Ownership and Operating Agreement ("Amendment") is made and entered into this 1/st/ day of October, 1996, by and among MarkWest Michigan, Inc. (herein referred to as "MarkWest") and Michigan Energy Company, L.L.C. (herein referred to as "MEC").

          RECITALS:

          A. The parties entered into that certain Participation, Ownership and Operating Agreement for West Shore Processing Company LLC, ("West Shore") dated May 2, 1996 (the "Participation Agreement").

          B. Among the activities to be undertaken by MarkWest under the Participation Agreement and as a portion of MarkWest's initial contributions to West Shore, MarkWest was to provide an extension of the pipeline owned by Basin Pipeline, L.L.C. ("Basin") from its current configuration to a delivery point at the gathering lateral of the existing Slocum No. 1-21 well, which well is owned by Michigan Production Company, L.L.C. ("MPC").

          C. The parties have agreed among themselves and with MPC that the extension of the Basin Pipeline to the Slocum No. l-21 well will be initially owned and constructed by MPC.

          D. MPC will acquire the funding necessary to install that pipeline extension from the proceeds of a loan entered into between West Shore and MPC pursuant to a Loan Agreement of even date herewith.

          E. MEC and MarkWest have agreed that MarkWest's obligation to pay for that pipeline extension under the terms of the Participation Agreement shall be fully satisfied and credited to MarkWest by having MarkWest provide the funds to West Shore necessary for West Shore to loan those amounts to MPC for MPC's construction of the pipeline extension; all in accordance with the terms hereof and in accordance with the terms of the Loan Agreement, the Construction and Operating Agreement between West Shore and MPC, and the Option and Agreement to Purchase and Sell Pipeline Agreement between West Shore and MPC, all of even date herewith.

          Now, therefore, in consideration of the mutual covenants and agreements, the parties agree as follows:

          1. Section 2.1. MarkWest's Initial Contributions and Obligations,
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shall be amended by deleting subparagraph (a)(i) thereof in its entirety and replacing it with the following revised subparagraph (a)(i):
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          "(i) Provide the funding to the Company, at times and in amounts, as necessary to permit the Company to make advances to Michigan Production Company, L.L.C. ("MPC") under that certain Non-Recourse Loan Agreement between the Company and MPC dated October 1, 1996 (the "Loan"); which loan advances shall be used by MPC to construct and install a nominal 10-inch diameter pipeline extension of the Basin pipeline (subject to acquisition by the Company, or its designee, under an Option and Agreement to Purchase and Sell Pipeline dated October 1, 1996) from the existing terminus of the Basin pipeline located in
Section 32, Township 19 North, Range 17 West, Victory Township, Mason County, Michigan, along the right of way of Consumers Power to the delivery point at the gathering lateral of the existing Slocum No. 1-21 well (which well is located in Section 21, Township 15 North, Range 16 West, Elbridge Township, Oceana County, Michigan), and which delivery point is anticipated to be located in the northwest quarter of Section 30, Township 15 North, Range 16 West, Elbridge Township, Oceana County, Michigan, (as approximately depicted on the map attached hereto as Exhibit N), including all matters related to the acquisition of requisite permits (for which permits MarkWest shall diligently apply for and use its reasonable efforts to acquire in the name of MPC), installation, construction, and acquisition of necessary easements and rights of way ("Basin Extension"). MarkWest will perform the installation, construction and operation of the Basin Extension in a good and workmanlike manner consistent with prudent industry standards in its capacity as Operator of the Company and pursuant to a Pipeline Construction and Operating Agreement between the Company and MPC dated October 1, 1996 (the "Construction and Operating Agreement"). Should the amount required for the Company to advance to MPC under the Loan to enable MPC to complete that extension exceed $10,000,000, then MEC shall be obligated to provide the Company 80% of all funding to advance amounts to MPC, under the Loan, in excess of $10,000,000, and MarkWest shall be obligated to provide the Company 20% of all such excess amounts to be advanced, under the Loan, to MPC; which excess amounts shall not be utilized in calculating Ownership Interests hereunder. MarkWest will, under the Construction and Operating Agreement commence activities related to this installation promptly following the Effective Date. MarkWest will, as Operator of the Company and pursuant to the Construction and Operating Agreement, undertake planning aimed at completing the Basin Extension by December 31, 1996, and, in any event, will use its reasonable efforts to complete the Basin Extension, subject to conditions not within MarkWest's reasonable control, by March 31, 1997. Additionally, MarkWest will reimburse MEC for costs related to the Basin Extension and which were incurred before the Effective Date to the extent those costs are specified on Exhibit D, attached hereto."

    2. Section 2.2. MEC's Initial Contributions and Obligations, shall be
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amended by deleting subparagraph (d)(i) in its entirety and replacing it with the following revised subparagraph (d)(i):
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    "(d)(i) Should the amount required to be loaned to MPC for MPC to complete the Basin Extension exceed $10,000,000.00, then MEC shall be obligated to provide the Company with 80% of all such excess amounts required to be advanced by the Company to MPC under the Loan."

    3. Section 3.3. Conveyance of Ownership Interests, shall be amended by
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deleting paragraph (b) thereof in its entirety and replacing it with the following revised paragraph (b):

    "(b) The Ownership Interests shall be determined at the end of each calendar month based upon the cumulative contributions made by MarkWest under Section 2.1 (and as paid under Section 3.1 (b), if applicable) as of the end of that month and the deemed contribution of MEC under Section 2.2, above. Contributions by MarkWest shall be based upon actual expenditures made on behalf of the Company and actual funds provided to the Company for advances to MPC. The calculation of Ownership Interests at the end of a calendar month shall be deemed effective for all purposes under this Agreement as of the last day of that month for which the determination was made."

    4. Section 3.5. Tax Depreciation, shall be amended by deleting it in its
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entirety and replacing it with the following revised Section 3.5, Tax
                                                                  ---
Depreciation:
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    "3.5 Tax Depreciation.  Tax depreciation related to the Company will be
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allocated in accordance with Exhibit E; provided, in all events, MarkWest will be allocated 100% of depreciation attributable to the capital contributions made by MarkWest under Section 2.1. and MEC will be allocated 100% of depreciation attributable to the capital contributions made by MEC under Section 2.2. Allocation of depreciation attributable to the Basin Extension shall be shared in proportion to the amounts provided to the Company by MarkWest or MEC for advances to MPC to construct the Basin Extension."

    5. Article III shall be amended by adding the following new Sections 3.7, Acquisition of Basin Extension and 3.8, Allocation of Interest Income:
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    "Section 3.7. Acquisition of Basin Extension. The Company and MPC have
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entered into that certain Option and Agreement to Purchase and Sell Pipeline dated October 1, 1996, ("Option Agreement") under which the Company, or its designee, will have the right to acquire the Basin Extension. The parties agree to diligently pursue obtaining all information required to file an application with the Michigan Public Service Commission ("MPSC") and thereafter promptly file for and diligently pursue an application with the MPSC for certifications and authorizations under 1929 P.A. (Act 9), M.C.L. Sec. 483.101 et seq.; M.S.A. Sec. 22.1311 et seq., ("Act 9 Authorization") authorizing the Company, or its designee, to acquire, own and operate the Basin Extension. The parties agree to cause the Company to exercise its option to
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acquire, or have its designee acquire the Basin Extension upon the earlier of
(i) the date upon which that Act 9 Authorization is received by the Company or its designee, or (ii) such other date upon which the parties agree. The acquisition of the Basin Extension shall not modify the then effective Ownership Interests of the parties. MarkWest, as part of its contributions under Section
2.1 (a), shall provide funding to the Company for any sales, use, transfer, real property transfer, recording, or other similar taxes and fees ("Transfer Taxes") which arise out of or in connection with the transactions effected pursuant to the Option Agreement, and which amounts will be included in calculating MarkWest's Ownership Interest.

    Section 3.8. Allocation of Interest Income.  Any income received by West
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Shore which is related to the capitalization of interest associated with the construction of the Basin Extension shall be allocated to the parties in the same proportion in which depreciation on the Basin Extension is allocated."

    6. Except for the foregoing, all other terms and provisions of the Participation Agreement shall remain in full force and effect.

    In witness whereof, the parties have executed this Amendment the date first above written.

     MARKWEST MICHIGAN, INC.
     /S/ ARTHUR J. DENNEY

     MICHIGAN ENERGY COMPANY, L.L.C.

     /S/ MICHAEL V. RONCA, MANAGER

     AND

     /S/ ROBERT L. ZORICH, MANAGER